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                                                                  Exhibit 23.1






INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in this Registration
Statement of Periphonics Corporation on Form S-3 of our report dated July 21, 1995, appearing in the Annual Report on Form 10-K of Periphonics Corporation for the year ended May 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


\s\ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Jericho, New York



June 28, 1996